Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate April 30, 2015	Brian M. Welsch Investor Relations 716-857-7875

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of its 2015 fiscal year and for the six months ended March 31, 2015, of $16.7 million, or $0.20 per share, and $101.4 million, or $1.19 per share, respectively.

HIGHLIGHTS

•Earnings for the current quarter and six months ended March 31, 2015 were reduced by a $69.5 million non-cash charge to writedown the value of Seneca Resources Corporation’s (“Seneca”) oil and natural gas reserves.

•Excluding Seneca’s writedown and other items impacting comparability, consolidated earnings before items impacting comparability (“Operating Results”) for the second quarter were $86.1 million, or $1.02 per share, compared to $97.0 million, or $1.15 per share, in the prior year’s second quarter. Operating Results for the six months ended March 31, 2015, of $170.9 million, or $2.01 per share, compared to $180.1 million, or $2.13 per share, in the prior year’s six-month period. Operating Results in the Company’s regulated Pipeline & Storage and Utility segments increased for both the quarter and six-month period, however, this was more than offset by a decrease in the Exploration & Production segment mainly due to lower realized average commodity prices.

•In the Company’s Midstream businesses (which consist of the Company's Pipeline and Storage and Gathering segments), Adjusted EBITDA for the quarter and six months ended March 31, 2015, was up $4.7 million or 7% and $14.9 million or 12%, respectively.

•Seneca’s second quarter production of natural gas and crude oil was 35.7 billion cubic feet equivalent (“Bcfe”), compared to 36.9 Bcfe for the prior year’s second quarter. Absent an estimated 13.5 Bcf of pricing related curtailments for the quarter, Seneca’s net production would have increased 34%. Production during the quarter averaged 397 million cubic feet equivalent (“MMcfe”) per day.

•In March 2015, National Fuel Gas Supply Corporation and Empire Pipeline, Inc. jointly filed a certificate application with the Federal Energy Regulatory Commission (“FERC”) for its Northern Access 2016 expansion project, which is designed to transport 497,000

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dekatherms per day of natural gas for Seneca from its Western Development Area (“WDA”) to interconnects with major pipelines in western New York and at the Canadian border.

•A conference call is scheduled for Friday, May 1, 2015, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Persistent low crude oil and natural gas prices had a significant negative impact on our financial results, requiring us to write down the value of our oil and gas properties on our balance sheet. The low prices also caused the drop in recurring earnings. While there is little we can do to influence global commodity prices, we remain highly focused on operating our assets as efficiently as possible. In that regard, operations during the quarter went very smoothly, particularly in our Midstream businesses, which continue to capitalize on our strategic position in Appalachia, and at the Utility, where our dedicated employees met the challenge of the coldest February on record.

“While we intend to reduce the pace of our upstream capital spending in Pennsylvania and California over the near-term, we continue to proceed with our pipeline expansion plans in Appalachia. We remain confident that our infrastructure projects will help secure attractive economics for Seneca’s production over the long-term and provide even further opportunities for growth in our Upstream and Midstream businesses for years to come.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended March 31, 2015, of $16.7 million, or $0.20 per share, compared to the prior year’s second quarter of $95.2 million, or $1.12 per share, a decrease of $78.5 million, or $0.92 per share. The decrease is mainly due to lower earnings in the Exploration and Production segment. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

Consolidated earnings for the six months ended March 31, 2015, of $101.4 million, or $1.19 per share, decreased $76.1 million, or $0.90 per share, from the same period in the prior year where earnings were $177.5 million or $2.09 per share.

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OPERATING RESULTS

	Three Months			Six Months
	Ended March 31,			Ended March 31,
	2015		2014	2015	2014
(in thousands except per share amounts)
Reported GAAP earnings	$16,669		$95,211	$101,409	$177,463
Items impacting comparability[1]:
Impairment of oil and gas properties	69,474			69,474
Plugging and abandonment accrual			2,445		3,251
Deferred state income tax adjustment			3,000		3,000
Gain on life insurance policies			(3,635)		(3,635)

Operating Results	$86,143		$97,021	$170,883	$180,079

Reported GAAP earnings per share	$0.20		$1.12	$1.19	$2.09
Items impacting comparability[1]:
Impairment of oil and gas properties	0.82			0.82
Plugging and abandonment accrual			0.03		0.04
Deferred state income tax adjustment			0.04		0.04
Gain on life insurance policies			(0.04)		(0.04)

Operating Results	$1.02	[2]	$1.15	$2.01	$2.13

1    See discussion of these individual items below.

2    $1.01 per share when Operating Results are divided by weighted average shares.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and six months ended March 31, 2015, to the comparable periods in fiscal 2014. Excluding these items, Operating Results for the current quarter of $86.1 million, or $1.02 per share, decreased $10.9 million, or $0.13 per share, from the prior year’s second quarter when Operating Results were $97.0 million or $1.15 per share. Excluding these items, Operating Results for the six months ended March 31, 2015, of $170.9 million, or $2.01 per share, decreased $9.2 million, or $0.12 per share, from the same period in the prior year when Operating Results were $180.1 million or $2.13 per share. Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 11 through 14 of this report. It may be helpful to refer to those tables while reviewing this discussion.

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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s loss in the second quarter of fiscal 2015 of $53.6 million, or $0.63 per share, compares to earnings of $24.4 million, or $0.29 per share, in the prior year’s second quarter, a decrease of $78.0 million or $0.92 per share. The decrease was mainly due to a non-cash charge of $69.5 million to write down the value of Seneca’s oil and natural gas producing properties.

Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the twelve-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve significantly, Seneca expects that the book value of its oil and gas reserves will also exceed the ceiling at June 30, 2015, September 30, 2015 and December 31, 2015, resulting in significant impairment charges each quarter.

In the second quarter of fiscal 2014, earnings were reduced by a $3.8 million (pre-tax) accrual for well plugging and abandonment costs associated with an offshore Gulf of Mexico mineral lease that Seneca had previously farmed out to an operator who subsequently filed for bankruptcy. As the original lessee, Seneca had become responsible for a portion of the costs to plug and abandon wells on the lease (this accrual was ultimately lowered to $0.9 million in a subsequent quarter). In addition, Seneca increased its state deferred income tax liability by $3.0 million to reflect the impact of its growing presence in Pennsylvania ($5.8 million increase) and a reduction in New York state corporate income tax rates ($2.8 million decrease).

Excluding the items above, Operating Results in the Exploration and Production segment were $15.9 million, or $0.19 per share, compared to $29.8 million, or $0.36 per share, in the prior year’s second quarter, a decrease of $13.9 million or $0.17 per share. The decrease in Operating Results is mainly due to lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2015, was $3.65 per thousand cubic feet (“Mcf”), a decrease of $0.24 per Mcf compared to the prior year’s second quarter. The weighted average crude oil price realized after hedging for the quarter ended March 31, 2015, was $67.14 per barrel ("Bbl"), a decrease of $29.71 per Bbl compared to the prior year’s second quarter.

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Overall production of natural gas and crude oil for the current quarter of 35.7 Bcfe decreased approximately 1.1 Bcfe, compared to the prior year’s second quarter. Production from Seneca’s Appalachia properties decreased 0.9 Bcfe largely due to an estimated 13.5 Bcfe of pricing related curtailments in the current year’s second quarter. California production of 5.1 Bcfe decreased 0.2 Bcfe due to natural field declines.

On a per unit basis, quarterly depletion expense of $1.61 per Mcfe decreased $0.27 per Mcfe due to higher natural gas reserve balances at March 31, 2015, compared to the prior year’s second quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.16 per Mcfe increased $0.08 per Mcfe compared to the prior year’s second quarter mostly due to the decrease in Marcellus production, which carries a lower operating expense burden than Seneca’s California production. Higher intercompany gathering and compression costs associated with production delivered into the Gathering segment’s Trout Run and Clermont gathering systems in Seneca’s Eastern Development Area (“EDA”) and WDA, respectively also contributed to the increase. General and administrative expenses (“G&A”) increased $0.04 per Mcfe compared to the prior year’s second quarter, largely due to increased personnel related costs and lower production associated with price related curtailments.

The Exploration and Production segment’s loss for the six months ended March 31, 2015 of $26.8 million, or $0.32 per share, compares to earnings of $55.5 million, or $0.65 per share, in the prior year’s six-month period, a decrease of $82.3 million or $0.97 per share. Excluding the impact of the ceiling test charge from the current year’s six-month period and the plugging and abandonment costs and tax adjustments from the prior year’s six-month period (described above), Operating Results in the Exploration and Production segment were $42.6 million, or $0.50 per share, compared to $61.7 million, or $0.73 per share, a decrease of $19.1 million or $0.23 per share. The decrease in Operating Results is mainly due to lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2015, was $3.42 per Mcf, a decrease of $0.37 per Mcf compared to the prior year’s six-month period. The weighted average crude oil price realized after hedging for the six months ended March 31, 2015, was $72.78 per Bbl, a decrease of $22.69 per Bbl compared to the prior year’s six-month period.

Overall production of natural gas and crude oil for the current six-month period of 83.9 Bcfe increased approximately 10.0 Bcfe, or 13.4 percent, compared to the prior year’s six-month period. Production from Seneca’s Appalachia properties increased approximately 15.5 percent and accounted for 9.8 Bcfe of the increase, largely because of Seneca’s strong well results in Lycoming County and the Clermont-Rich Valley area in Seneca’s EDA and WDA, respectively. California production of 10.5 Bcfe increased 1.1 percent compared to the prior year’s six-month period due to development activities primarily in the East Coalinga and South Midway Sunset fields. Pricing related curtailments for the current six-month period were an estimated 19.5 Bcfe.

On a per unit basis for the six months ended March 31, 2015, depletion expense of $1.64 per Mcfe decreased $0.26 per Mcfe due to higher natural gas reserve balances at March 31, 2015. On a per unit basis, LOE at $1.05 per Mcfe increased $0.03 per Mcfe due to higher

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intercompany gathering and compression costs associated with production delivered into the Gathering segment’s Trout Run and Clermont gathering systems in Seneca’s EDA and WDA, respectively. G&A decreased $0.04 per Mcfe.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $23.4 million, or $0.27 per share, for the quarter ended March 31, 2015, increased $2.0 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to higher non-affiliated revenues from the Mercer Expansion project, which was placed in service in the current year’s first quarter. The increase in earnings also reflects higher transportation revenues from additional new short-term firm transportation contracts on both pipeline systems. As a result of the ongoing pricing basis differentials in the Appalachian region, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers to move natural gas supplies to higher priced markets. Lower operating expenses also contributed to the increase in earnings.

The Pipeline and Storage segment’s earnings of $44.2 million, or $0.52 per share, for the six months ended March 31, 2015, increased $3.6 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to higher non-affiliated revenues from the Mercer Expansion project and higher transportation revenues from additional new short-term firm transportation contracts on both pipeline systems for the reasons noted above for the quarter. Earnings also benefited from a higher allowance for funds used during construction (AFUDC) associated with various pipeline expansion projects.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $6.4 million, or $0.08 per share, for the quarter ended March 31, 2015, decreased $0.9 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The decrease in earnings is mainly due to higher depreciation and operating expenses due to new facilities associated with the Clermont Gathering System being placed in service, partially offset by higher gathering revenues.

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The Gathering segment’s earnings of $18.0 million, or $0.21 per share, for the six months ended March 31, 2015, increased $4.6 million, or $0.05 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run and Clermont gathering systems. That increase in revenue is mostly attributable to the overall increase in Seneca’s production volumes and a change in the mix of Seneca’s production among Midstream's three major gathering systems. Higher depreciation and operating expenses partially offset the higher gathering revenues.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $38.2 million, or $0.45 per share, for the quarter ended March 31, 2015, increased $2.7 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to the impact of a regulatory adjustment recorded during fiscal 2015 to recognize an under-collection from customers of a New York State regulatory assessment. Earnings were reduced by higher operating expenses mainly associated with the replacement of Distribution’s customer billing system.

The Utility segment’s earnings of $60.8 million, or $0.71 per share, for the six months ended March 31, 2015, increased $1.1 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The increase in earnings was due to the impact of regulatory true-up adjustments, offset by higher operating expenses for the reasons noted above for the quarter.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended March 31, 2015, of $3.4 million, or $0.04 per share, were largely unchanged from the prior year’s second quarter.

The Energy Marketing segment’s earnings for the six months ended March 31, 2015 of $6.2 million, or $0.07 per share, increased $0.8 million, or $0.01 per share, compared to the prior year’s six-month period primarily due to higher per unit margins, which benefited from the weak pricing basis in the Northeast.

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Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category loss of $1.2 million in the quarter ended March 31, 2015, compares to earnings of $2.8 million, in the prior year’s second quarter. The Corporate and All Other category loss of $1.0 million in the six months ended March 31, 2015, compares to earnings of $2.9 million in the prior year’s six-month period. The comparability of the quarterly and six-month results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies recorded in the prior year’s second quarter.

Excluding this item, Operating Results for the quarter, a loss of $1.2 million, and for the six-month ended March 31, 2015, a loss of $1.0 million, were largely unchanged from the prior year’s quarter and six-month period.

EARNINGS GUIDANCE

The Company is updating its earnings guidance range for fiscal 2015 to a range of $2.75 to $2.90 per share exclusive of any ceiling test impairment charges. The previous earnings guidance had been a range of $2.65 to $2.90 per share. The change in earnings guidance reflects the following changes in assumptions:

•
Seneca's expected production for fiscal 2015 is now a range of 155 to 175 Bcfe. The previous range was 155 to 190 Bcfe. The decrease in the high end of the range is attributable to 13.5 Bcfe of price related curtailments experienced during the quarter.

•	The Company is now assuming Marcellus spot pricing averages between $1.75 and $2.00 per Mcf for the remainder of the fiscal year, down $0.25 per Mcf from the previous range of $2.00 and $2.25 per Mcf.

•
NYMEX natural gas prices are now assumed to average $2.75 per MMBtu for the remainder of the fiscal year, down $0.25 from the previous forecast. NYMEX crude oil prices average $60.00 per Bbl for the remainder of the fiscal year, an increase of $10.00 from the previous forecast.

•	As indicated earlier in this release, non-cash ceiling test impairment charges over each of the next three quarters are expected to impact the Company's earnings.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 1, 2015, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at

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investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-877-703-6110, using passcode “12281744.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “60939904.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 8, 2015.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting

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treatment of derivative financial instruments; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2014 GAAP earnings	$24,390	$21,372	$7,324	$35,545	$3,765	$2,815	$95,211
Items impacting comparability:
Plugging and abandonment accrual	2,445						2,445
Deferred state income tax adjustment	3,000						3,000
Gain on life insurance policies						(3,635)	(3,635)
Second quarter 2014 operating results	29,835	21,372	7,324	35,545	3,765	(820)	97,021

Drivers of operating results
Higher (lower) crude oil prices	(14,023)						(14,023)
Higher (lower) natural gas prices	(4,845)						(4,845)
Higher (lower) natural gas production	(2,383)						(2,383)
Higher (lower) crude oil production	(1,791)						(1,791)
Derivative mark to market adjustments	2,150						2,150
Lower (higher) lease operating and transportation expenses	(949)						(949)
Lower (higher) depreciation / depletion	7,667	(462)	(2,070)				5,135

Higher (lower) transportation revenues		1,794					1,794
Higher (lower) gathering and processing revenues			1,175				1,175
Lower (higher) operating expenses	(1,194)	807	(456)	(821)			(1,664)

Regulatory true-up adjustments				4,011			4,011

Higher (lower) margins					(385)		(385)

Lower (higher) income tax expense / effective tax rate	1,683						1,683

All other / rounding	(238)	(134)	432	(497)	(7)	(342)	(786)
Second quarter 2015 operating results	15,912	23,377	6,405	38,238	3,373	(1,162)	86,143
Items impacting comparability:
Impairment of oil and gas producing properties	(69,474)						(69,474)
Second quarter 2015 GAAP earnings	$(53,562)	$23,377	$6,405	$38,238	$3,373	$(1,162)	$16,669

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Second quarter 2014 GAAP earnings	$0.29	$0.25	$0.09	$0.42	$0.04	$0.03	$1.12
Items impacting comparability:
Plugging and abandonment accrual	0.03						0.03
Deferred state income tax adjustment	0.04						0.04
Gain on life insurance policies						(0.04)	(0.04)
Second quarter 2014 operating results	0.36	0.25	0.09	0.42	0.04	(0.01)	1.15

Drivers of operating results
Higher (lower) crude oil prices	(0.16)						(0.16)
Higher (lower) natural gas prices	(0.06)						(0.06)
Higher (lower) natural gas production	(0.03)						(0.03)
Higher (lower) crude oil production	(0.02)						(0.02)
Derivative mark to market adjustments	0.02						0.02
Lower (higher) lease operating and transportation expenses	(0.01)						(0.01)
Lower (higher) depreciation / depletion	0.09	(0.01)	(0.02)				0.06

Higher (lower) transportation revenues		0.02					0.02
Higher (lower) gathering and processing revenues			0.01				0.01
Lower (higher) operating expenses	(0.01)	0.01	(0.01)	(0.01)			(0.02)

Regulatory true-up adjustments				0.05			0.05

Higher (lower) margins					—		—

Lower (higher) income tax expense / effective tax rate	0.02						0.02

All other / rounding	(0.01)	—	0.01	(0.01)	—	—	(0.01)
Second quarter 2015 operating results	0.19	0.27	0.08	0.45	0.04	(0.01)	1.02
Items impacting comparability:
Impairment of oil and gas producing properties	(0.82)						(0.82)
Second quarter 2015 GAAP earnings	$(0.63)	$0.27	$0.08	$0.45	$0.04	$(0.01)	$0.20

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2014 GAAP earnings	$55,487	$40,510	$13,471	$59,760	$5,369	$2,866	$177,463
Items impacting comparability:
Plugging and abandonment accrual	3,251						3,251
Deferred state income tax adjustment	3,000						3,000
Gain on life insurance policies						(3,635)	(3,635)
Six months ended March 31, 2014 operating results	61,738	40,510	13,471	59,760	5,369	(769)	180,079

Drivers of operating results
Higher (lower) crude oil prices	(22,073)						(22,073)
Higher (lower) natural gas prices	(18,342)						(18,342)
Higher (lower) natural gas production	24,140						24,140
Higher (lower) crude oil production	1,652						1,652
Derivative mark to market adjustments	1,894						1,894
Insurance settlement proceeds adjustment	(1,261)						(1,261)
Lower (higher) lease operating and transportation expenses	(8,513)						(8,513)
Lower (higher) depreciation / depletion	1,845	(405)	(2,168)				(728)

Higher (lower) transportation revenues		3,229					3,229
Higher (lower) gathering and processing revenues			7,668				7,668
Lower (higher) operating expenses	(1,592)		(851)	(2,036)			(4,479)

Regulatory true-up adjustments				3,058			3,058

Higher (lower) margins					871		871

Higher (lower) AFUDC**		894					894

Lower (higher) interest expense			398				398

Lower (higher) income tax expense / effective tax rate	3,056		(483)				2,573

All other / rounding	88	(73)	(7)	49	(41)	(193)	(177)
Six months ended March 31, 2015 operating results	42,632	44,155	18,028	60,831	6,199	(962)	170,883
Items impacting comparability:
Impairment of oil and gas producing properties	(69,474)						(69,474)
Six months ended March 31, 2015 GAAP earnings	$(26,842)	$44,155	$18,028	$60,831	$6,199	$(962)	$101,409

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Six months ended March 31, 2014 GAAP earnings	$0.65	$0.48	$0.16	$0.70	$0.06	$0.04	$2.09
Items impacting comparability:
Plugging and abandonment accrual	0.04						0.04
Deferred state income tax adjustment	0.04						0.04
Gain on life insurance policies						(0.04)	(0.04)
Six months ended March 31, 2014 operating results	0.73	0.48	0.16	0.70	0.06	—	2.13

Drivers of operating results
Higher (lower) crude oil prices	(0.26)						(0.26)
Higher (lower) natural gas prices	(0.22)						(0.22)
Higher (lower) natural gas production	0.28						0.28
Higher (lower) crude oil production	0.02						0.02
Derivative mark to market adjustments	0.02						0.02
Insurance settlement proceeds adjustment	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.10)						(0.10)
Lower (higher) depreciation / depletion	0.02	(0.01)	(0.03)				(0.02)

Higher (lower) transportation revenues		0.04					0.04
Higher (lower) gathering and processing revenues			0.09				0.09
Lower (higher) operating expenses	(0.02)		(0.01)	(0.02)			(0.05)

Regulatory true-up adjustments				0.03			0.03

Higher (lower) margins					0.01		0.01

Higher (lower) AFUDC**		0.01					0.01

Lower (higher) interest expense			—				—

Lower (higher) income tax expense / effective tax rate	0.04		—				0.04

All other / rounding	—	—	—	—	—	—	—
Six months ended March 31, 2015 operating results	0.50	0.52	0.21	0.71	0.07	—	2.01
Items impacting comparability:
Impairment of oil and gas producing properties	(0.82)						(0.82)
Six months ended March 31, 2015 GAAP earnings	$(0.32)	$0.52	$0.21	0.71	$0.07	$—	$1.19

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2015	2014	2015	2014
Operating Revenues	$596,127	$756,242	$1,120,036	$1,306,314

Operating Expenses:
Purchased Gas	190,600	322,772	317,690	490,378
Operation and Maintenance	133,245	137,716	245,827	245,562
Property, Franchise and Other Taxes	24,916	25,704	45,845	46,630
Depreciation, Depletion and Amortization	82,687	89,975	185,433	183,089
Impairment of Oil and Gas Producing Properties	120,348	—	120,348	—
	551,796	576,167	915,143	965,659

Operating Income	44,331	180,075	204,893	340,655

Other Income (Expense):
Interest Income	46	249	1,303	951
Other Income	1,388	5,123	2,571	5,352
Interest Expense on Long-Term Debt	(22,376)	(22,766)	(44,687)	(45,651)
Other Interest Expense	(1,584)	(1,375)	(2,375)	(2,324)

Income Before Income Taxes	21,805	161,306	161,705	298,983

Income Tax Expense	5,136	66,095	60,296	121,520

Net Income Available for Common Stock	$16,669	$95,211	$101,409	$177,463

Earnings Per Common Share:
Basic	$0.20	$1.14	$1.20	$2.12
Diluted	$0.20	$1.12	$1.19	$2.09

Weighted Average Common Shares:
Used in Basic Calculation	84,317,508	83,856,120	84,262,471	83,781,085
Used in Diluted Calculation	85,133,142	84,837,123	85,175,961	84,787,610

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2015	2014

ASSETS
Property, Plant and Equipment	$8,691,487	$8,245,791
Less - Accumulated Depreciation, Depletion and Amortization	2,794,981	2,502,700
Net Property, Plant and Equipment	5,896,506	5,743,091

Current Assets:
Cash and Temporary Cash Investments	69,441	36,886
Hedging Collateral Deposits	15,726	2,734
Receivables - Net	207,673	149,735
Unbilled Revenue	56,148	25,663
Gas Stored Underground	7,361	39,422
Materials and Supplies - at average cost	31,658	27,817
Other Current Assets	59,592	54,752
Deferred Income Taxes	39,260	40,323
Total Current Assets	486,859	377,332

Other Assets:
Recoverable Future Taxes	163,976	163,485
Unamortized Debt Expense	13,129	14,304
Other Regulatory Assets	217,369	224,436
Deferred Charges	10,923	14,212
Other Investments	88,246	86,788
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	43,400	36,512
Fair Value of Derivative Financial Instruments	301,884	72,606
Other	178	1,355
Total Other Assets	844,581	619,174
Total Assets	$7,227,946	$6,739,597

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,385,366 Shares
and 84,157,220 Shares, Respectively	$84,385	$84,157
Paid in Capital	737,335	716,144
Earnings Reinvested in the Business	1,650,840	1,614,361
Accumulated Other Comprehensive Income (Loss)	126,689	(3,979)
Total Comprehensive Shareholders' Equity	2,599,249	2,410,683
Long-Term Debt, Net of Current Portion	1,649,000	1,649,000
Total Capitalization	4,248,249	4,059,683

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	157,500	85,600
Current Portion of Long-Term Debt	—	—
Accounts Payable	168,290	136,674
Amounts Payable to Customers	44,796	33,745
Dividends Payable	32,488	32,400
Interest Payable on Long-Term Debt	29,960	29,960
Customer Advances	270	19,005
Customer Security Deposits	18,463	15,761
Other Accruals and Current Liabilities	179,233	136,672
Fair Value of Derivative Financial Instruments	13,175	759
Total Current and Accrued Liabilities	644,175	490,576

Deferred Credits:
Deferred Income Taxes	1,563,368	1,456,283
Taxes Refundable to Customers	90,214	91,736
Unamortized Investment Tax Credit	937	1,145
Cost of Removal Regulatory Liability	178,096	173,199
Other Regulatory Liabilities	119,631	81,152
Pension and Other Post-Retirement Liabilities	137,204	134,202
Asset Retirement Obligations	119,164	117,713
Other Deferred Credits	126,908	133,908
Total Deferred Credits	2,335,522	2,189,338
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,227,946	$6,739,597

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income Available for Common Stock	$101,409	$177,463
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	120,348	—
Depreciation, Depletion and Amortization	185,433	183,089
Deferred Income Taxes	10,351	71,939
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(9,024)	(3,149)
Stock-Based Compensation	5,985	8,045
Other	4,709	(118)
Change in:
Hedging Collateral Deposits	(12,992)	1,094
Receivables and Unbilled Revenue	(88,339)	(198,277)
Gas Stored Underground and Materials and Supplies	29,085	52,661
Unrecovered Purchased Gas Costs	—	10,583
Other Current Assets	4,184	(443)
Accounts Payable	62,832	69,379
Amounts Payable to Customers	11,051	11,837
Customer Advances	(18,735)	(21,878)
Customer Security Deposits	2,702	(602)
Other Accruals and Current Liabilities	53,491	102,222
Other Assets	1,826	23,445
Other Liabilities	43,186	15,946
Net Cash Provided by Operating Activities	$507,502	$503,236

Investing Activities:
Capital Expenditures	$(493,341)	$(367,393)
Other	(1,262)	4,927
Net Cash Used in Investing Activities	$(494,603)	$(362,466)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$71,900	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	9,024	3,149
Dividends Paid on Common Stock	(64,842)	(62,776)
Net Proceeds From Issuance of Common Stock	3,574	4,863
Net Cash Provided by (Used) in Financing Activities	$19,656	$(54,764)

Net Increase in Cash and Temporary Cash Investments	32,555	86,006
Cash and Temporary Cash Investments at Beginning of Period	36,886	64,858
Cash and Temporary Cash Investments at March 31	$69,441	$150,864

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$165,521	$199,561	$(34,040)	$370,186	$392,607	$(22,421)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	18,042	17,079	963	33,727	32,213	1,514
Lease Operating and Transportation Expense	41,417	39,957	1,460	88,224	75,127	13,097
All Other Operation and Maintenance Expense	4,905	9,033	(4,128)	7,748	11,816	(4,068)
Property, Franchise and Other Taxes	5,542	5,854	(312)	9,443	10,118	(675)
Depreciation, Depletion and Amortization	57,436	69,232	(11,796)	137,503	140,342	(2,839)
Impairment of Oil and Gas Producing Properties	120,348	—	120,348	120,348	—	120,348
	247,690	141,155	106,535	396,993	269,616	127,377

Operating Income (Loss)	(82,169)	58,406	(140,575)	(26,807)	122,991	(149,798)

Other Income (Expense):
Interest Income	663	405	258	1,173	956	217
Other Interest Expense	(11,053)	(10,775)	(278)	(21,360)	(21,500)	140

Income (Loss) Before Income Taxes	(92,559)	48,036	(140,595)	(46,994)	102,447	(149,441)
Income Tax Expense (Benefit)	(38,997)	23,646	(62,643)	(20,152)	46,960	(67,112)
Net Income (Loss)	$(53,562)	$24,390	$(77,952)	$(26,842)	$55,487	$(82,329)

Net Income (Loss) Per Share (Diluted)	$(0.63)	$0.29	$(0.92)	$(0.32)	$0.65	$(0.97)

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$55,758	$53,571	$2,187	$107,504	$104,784	$2,720
Intersegment Revenues	23,054	22,235	819	44,515	42,974	1,541
Total Operating Revenues	78,812	75,806	3,006	152,019	147,758	4,261

Operating Expenses:
Purchased Gas	289	38	251	555	1,301	(746)
Operation and Maintenance	17,642	18,885	(1,243)	35,526	35,770	(244)
Property, Franchise and Other Taxes	6,466	6,107	359	12,629	11,795	834
Depreciation, Depletion and Amortization	9,778	9,069	709	18,813	18,190	623
	34,175	34,099	76	67,523	67,056	467

Operating Income	44,637	41,707	2,930	84,496	80,702	3,794

Other Income (Expense):
Interest Income	122	57	65	207	131	76
Other Income	332	192	140	889	(1)	890
Other Interest Expense	(6,793)	(6,646)	(147)	(13,333)	(13,445)	112

Income Before Income Taxes	38,298	35,310	2,988	72,259	67,387	4,872
Income Tax Expense	14,921	13,938	983	28,104	26,877	1,227
Net Income	$23,377	$21,372	$2,005	$44,155	$40,510	$3,645

Net Income Per Share (Diluted)	$0.27	$0.25	$0.02	$0.52	$0.48	$0.04

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$89	$195	$(106)	$235	$429	$(194)
Intersegment Revenues	17,365	15,452	1,913	41,793	29,802	11,991
Total Operating Revenues	17,454	15,647	1,807	42,028	30,231	11,797

Operating Expenses:
Operation and Maintenance	2,232	1,530	702	4,008	2,697	1,311
Property, Franchise and Other Taxes	57	60	(3)	92	92	—
Depreciation, Depletion and Amortization	3,798	614	3,184	5,858	2,523	3,335
	6,087	2,204	3,883	9,958	5,312	4,646

Operating Income	11,367	13,443	(2,076)	32,070	24,919	7,151

Other Income (Expense):
Interest Income	32	26	6	58	65	(7)
Other Income	1	4	(3)	2	5	(3)
Other Interest Expense	(132)	(460)	328	(430)	(1,043)	613

Income Before Income Taxes	11,268	13,013	(1,745)	31,700	23,946	7,754
Income Tax Expense	4,863	5,689	(826)	13,672	10,475	3,197
Net Income	$6,405	$7,324	$(919)	$18,028	$13,471	$4,557

Net Income Per Share (Diluted)	$0.08	$0.09	$(0.01)	$0.21	$0.16	$0.05

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$309,974	$377,647	$(67,673)	$520,047	$608,100	$(88,053)
Intersegment Revenues	6,521	8,204	(1,683)	11,055	12,911	(1,856)
Total Operating Revenues	316,495	385,851	(69,356)	531,102	621,011	(89,909)

Operating Expenses:
Purchased Gas	161,966	235,784	(73,818)	263,677	357,711	(94,034)
Operation and Maintenance	61,732	61,653	79	110,638	108,925	1,713
Property, Franchise and Other Taxes	12,564	13,370	(806)	23,122	24,037	(915)
Depreciation, Depletion and Amortization	11,333	10,798	535	22,484	21,509	975
	247,595	321,605	(74,010)	419,921	512,182	(92,261)

Operating Income	68,900	64,246	4,654	111,181	108,829	2,352

Other Income (Expense):
Interest Income	7	73	(66)	25	151	(126)
Other Income	497	318	179	995	688	307
Other Interest Expense	(7,204)	(7,079)	(125)	(14,148)	(13,893)	(255)

Income Before Income Taxes	62,200	57,558	4,642	98,053	95,775	2,278
Income Tax Expense	23,962	22,013	1,949	37,222	36,015	1,207
Net Income	$38,238	$35,545	$2,693	$60,831	$59,760	$1,071

Net Income Per Share (Diluted)	$0.45	$0.42	$0.03	$0.71	$0.70	$0.01

	Three Months Ended			Six Months Ended
	March 31,			March 31,
ENERGY MARKETING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$64,167	$124,439	$(60,272)	$120,333	$197,598	$(77,265)
Intersegment Revenues	211	5	206	417	260	157
Total Operating Revenues	64,378	124,444	(60,066)	120,750	197,858	(77,108)

Operating Expenses:
Purchased Gas	57,142	116,615	(59,473)	107,371	185,818	(78,447)
Operation and Maintenance	1,790	1,701	89	3,289	3,293	(4)
Property, Franchise and Other Taxes	2	13	(11)	5	13	(8)
Depreciation, Depletion and Amortization	51	48	3	101	96	5
	58,985	118,377	(59,392)	110,766	189,220	(78,454)

Operating Income	5,393	6,067	(674)	9,984	8,638	1,346

Other Income (Expense):
Interest Income	44	33	11	82	77	5
Other Income	43	34	9	67	49	18
Other Interest Expense	(12)	(8)	(4)	(15)	(17)	2

Income Before Income Taxes	5,468	6,126	(658)	10,118	8,747	1,371
Income Tax Expense	2,095	2,361	(266)	3,919	3,378	541
Net Income	$3,373	$3,765	$(392)	$6,199	$5,369	$830

Net Income Per Share (Diluted)	$0.04	$0.04	$—	$0.07	$0.06	$0.01

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$388	$597	$(209)	$1,271	$2,298	$(1,027)
Operating Expenses:
Operation and Maintenance	(47)	305	(352)	482	658	(176)
Property, Franchise and Other Taxes	158	177	(19)	307	335	(28)
Depreciation, Depletion and Amortization	124	57	67	340	114	226
	235	539	(304)	1,129	1,107	22

Operating Income	153	58	95	142	1,191	(1,049)

Other Income (Expense):
Interest Income	17	25	(8)	30	59	(29)
Other Income	1	378	(377)	2	399	(397)
Other Interest Expense	—	—	—	—	(1)	1

Income Before Income Taxes	171	461	(290)	174	1,648	(1,474)
Income Tax Expense	73	183	(110)	81	694	(613)
Net Income	$98	$278	$(180)	$93	$954	$(861)

Net Income Per Share (Diluted)	$—	$—	$—	$—	$0.01	$(0.01)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$230	$232	$(2)	$460	$498	$(38)
Intersegment Revenues	953	946	7	1,839	1,908	(69)
Total Operating Revenues	1,183	1,178	5	2,299	2,406	(107)
Operating Expenses:
Operation and Maintenance	4,839	4,750	89	7,891	8,466	(575)
Property, Franchise and Other Taxes	127	123	4	247	240	7
Depreciation, Depletion and Amortization	167	157	10	334	315	19
	5,133	5,030	103	8,472	9,021	(549)

Operating Loss	(3,950)	(3,852)	(98)	(6,173)	(6,615)	442

Other Income (Expense):
Interest Income	24,188	24,028	160	49,488	48,635	853
Other Income	514	4,197	(3,683)	616	4,212	(3,596)
Interest Expense on Long-Term Debt	(22,376)	(22,766)	390	(44,687)	(45,651)	964
Other Interest Expense	(1,417)	(805)	(612)	(2,849)	(1,548)	(1,301)

Income (Loss) Before Income Taxes	(3,041)	802	(3,843)	(3,605)	(967)	(2,638)
Income Tax Expense (Benefit)	(1,781)	(1,735)	(46)	(2,550)	(2,879)	329
Net Income (Loss)	$(1,260)	$2,537	$(3,797)	$(1,055)	$1,912	$(2,967)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.03	$(0.04)	$—	$0.03	$(0.03)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2015	2014	Variance	2015	2014	Variance
Intersegment Revenues	$(48,104)	$(46,842)	$(1,262)	$(99,619)	$(87,855)	$(11,764)
Operating Expenses:
Purchased Gas	(28,797)	(29,665)	868	(53,913)	(54,452)	539
Operation and Maintenance	(19,307)	(17,177)	(2,130)	(45,706)	(33,403)	(12,303)
	(48,104)	(46,842)	(1,262)	(99,619)	(87,855)	(11,764)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(25,027)	(24,398)	(629)	(49,760)	(49,123)	(637)
Other Interest Expense	25,027	24,398	629	49,760	49,123	637
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2015		2014		(Decrease)	2015		2014		(Decrease)

Capital Expenditures:
Exploration and Production	$143,364	(1)	$164,987	(3)	$(21,623)	$301,076	(1)(2)	$276,328	(3)(4)	$24,748
Pipeline and Storage	41,643	(1)	19,155	(3)	22,488	57,671	(1)(2)	29,093	(3)(4)	28,578
Gathering	35,601	(1)	24,823	(3)	10,778	50,549	(1)(2)	48,285	(3)(4)	2,264
Utility	20,566	(1)	19,921	(3)	645	41,740	(1)(2)	41,581	(3)(4)	159
Energy Marketing	17		70		(53)	92		113		(21)
Total Reportable Segments	241,191		228,956		12,235	451,128		395,400		55,728
All Other	—		80		(80)	—		140		(140)
Corporate	43		54		(11)	68		70		(2)
Total Capital Expenditures	$241,234		$229,090		$12,144	$451,196		$395,610		$55,586

(1)
Capital expenditures for the quarter and six months ended March 31, 2015, include accounts payable and accrued liabilities related to capital expenditures of $63.5 million, $8.2 million, $14.1 million, and $8.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2015, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the six months ended March 31, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the six months ended March 31, 2015. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2015.

(3)
Capital expenditures for the quarter and six months ended March 31, 2014, include accounts payable and accrued liabilities related to capital expenditures of $90.3 million, $5.1 million, $8.7 million, and $5.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2014, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the six months ended March 31, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the six months ended March 31, 2014. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2014.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended March 31	Normal	2015	2014	Normal (1)	Last Year (1)

Buffalo, NY	3,290	3,984	3,826	21.1	4.1
Erie, PA	3,108	3,815	3,718	22.7	2.6

Six Months Ended March 31

Buffalo, NY	5,543	6,120	6,116	10.4	0.1
Erie, PA	5,152	5,806	5,828	12.7	(0.4)

(1)	Percents compare actual 2015 degree days to normal degree days and actual 2015 degree days to actual 2014 degree days.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	30,592	31,490	(898)	73,391	63,543	9,848
West Coast	795	841	(46)	1,567	1,626	(59)
Total Production	31,387	32,331	(944)	74,958	65,169	9,789

Average Prices (Per Mcf)
Appalachia	$2.46	$4.44	$(1.98)	$2.75	$3.86	$(1.11)
West Coast	3.81	7.57	(3.76)	4.70	6.77	(2.07)
Weighted Average	2.50	4.52	(2.02)	2.79	3.93	(1.14)
Weighted Average after Hedging	3.65	3.89	(0.24)	3.42	3.79	(0.37)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	5	7	(2)	15	17	(2)
West Coast	721	748	(27)	1,482	1,453	29
Total Production	726	755	(29)	1,497	1,470	27

Average Prices (Per Barrel)
Appalachia	$46.18	$94.15	$(47.97)	$65.09	$95.21	$(30.12)
West Coast	43.93	99.98	(56.05)	55.71	98.75	(43.04)
Weighted Average	43.95	99.93	(55.98)	55.80	98.71	(42.91)
Weighted Average after Hedging	67.14	96.85	(29.71)	72.78	95.47	(22.69)

Total Production (Mmcfe)	35,743	36,861	(1,118)	83,940	73,989	9,951

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.50	$0.46	$0.04	$0.40	$0.44	$(0.04)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.16	$1.08	$0.08	$1.05	$1.02	$0.03
Depreciation, Depletion & Amortization per Mcfe (1)	$1.61	$1.88	$(0.27)	$1.64	$1.90	$(0.26)

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.52 and $0.45 per Mcfe for the three months ended March 31, 2015 and March 31, 2014, respectively. Amounts include transportation expense of $0.52 and $0.43 per Mcfe for the six months ended March 31, 2015 and March 31, 2014, respectively.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Six Months of Fiscal 2015

	Volume		Average Hedge Price
Oil Swaps
Midway Sunset (MWSS)	182,000	BBL	$68.62 / BBL
Brent	510,000	BBL	$98.32 / BBL
NYMEX	198,000	BBL	$90.14 / BBL
Total	890,000	BBL	$90.43 / BBL

Gas Swaps
NYMEX	28,920,000	MMBTU	$4.18 / MMBTU
Dominion Transmission Appalachian (DOM)	12,420,000	MMBTU	$3.74 / MMBTU
Southern California City Gate (SoCal)	600,000	MMBTU	$4.35 / MMBTU
Fixed Price Physical Sales	16,800,000	MMBTU	$3.42 / MMBTU
Total	58,740,000	MMBTU	$3.87 / MMBTU

Hedging Summary for Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas Swaps
NYMEX	32,350,000	MMBTU	$4.24 / MMBTU
DOM	18,840,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (Dawn)	5,490,000	MMBTU	$4.36 / MMBTU
Fixed Price Physical Sales	36,600,000	MMBTU	$3.39 / MMBTU
Total	102,280,000	MMBTU	$3.84 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	384,000	BBL	$92.30 / BBL

Gas Swaps
NYMEX	23,130,000	MMBTU	$4.50 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
Dawn	7,950,000	MMBTU	$4.14 / MMBTU
Fixed Price Physical Sales	27,350,000	MMBTU	$3.51 / MMBTU
Total	74,150,000	MMBTU	$3.97 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	75,000	BBL	$91.00 / BBL

Gas Swaps
NYMEX	5,550,000	MMBTU	$4.59 / MMBTU
Fixed Price Physical Sales	1,550,000	MMBTU	$3.77 / MMBTU
Total	7,100,000	MMBTU	$4.41 / MMBTU

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Six Months Ended March 31, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	77.000	(1)	2.000	79.000
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	29.000		37.000	66.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	20.000		37.000	57.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	84.000		1.000	85.000

(1) Gross exploratory wells were increased by 2 and developmental wells were decreased by 2.

Net Wells in Process of Drilling
Six Months Ended March 31, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	62.500	(1)	2.000	64.500
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	29.000		37.000	66.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	20.000		37.000	57.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	69.500		1.000	70.500

(1) Net exploratory wells were increased by 2 and developmental wells were decreased by 2.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Firm Transportation - Affiliated	50,777	48,163	2,614	79,863	77,849	2,014
Firm Transportation - Non-Affiliated	179,534	176,815	2,719	336,770	338,785	(2,015)
Interruptible Transportation	3,627	1,458	2,169	5,729	2,780	2,949
	233,938	226,436	7,502	422,362	419,414	2,948

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Gathered Volume - Affiliated	31,175	30,955	220	76,047	61,969	14,078

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Retail Sales:
Residential Sales	31,561	30,640	921	48,029	47,647	382
Commercial Sales	4,813	4,759	54	7,097	7,119	(22)
Industrial Sales	194	297	(103)	282	389	(107)
	36,568	35,696	872	55,408	55,155	253
Off-System Sales	2,118	1,832	286	3,787	3,810	(23)
Transportation	33,567	34,157	(590)	54,516	55,347	(831)
	72,253	71,685	568	113,711	114,312	(601)

Energy Marketing Volume
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Natural Gas (MMcf)	19,337	20,910	(1,573)	31,926	36,918	(4,992)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 4 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and six months ended March 31, 2015 and 2014.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2015 and 2014:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
(in thousands)
Reported GAAP Earnings	$16,669	$95,211	$101,409	$177,463
Depreciation, Depletion and Amortization	82,687	89,975	185,433	183,089
Interest and Other Income	(1,434)	(5,372)	(3,874)	(6,303)
Interest Expense	23,960	24,141	47,062	47,975
Income Taxes	5,136	66,095	60,296	121,520
Impairment of Oil and Gas Producing Properties	120,348	—	120,348	—
Plugging and Abandonment Accrual	—	3,761	—	5,002
Adjusted EBITDA	$247,366	$273,811	$510,674	$528,746

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$54,415	$50,776	$103,309	$98,892
Gathering Adjusted EBITDA	15,165	14,057	37,928	27,442
Total Midstream Businesses Adjusted EBITDA	69,580	64,833	141,237	126,334
Exploration and Production Adjusted EBITDA	95,615	131,399	231,044	268,335
Utility Adjusted EBITDA	80,233	75,044	133,665	130,338
Energy Marketing Adjusted EBITDA	5,444	6,115	10,085	8,734
Corporate and All Other Adjusted EBITDA	(3,506)	(3,580)	(5,357)	(4,995)
Total Adjusted EBITDA	$247,366	$273,811	$510,674	$528,746

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)	2015	2014

Operating Revenues	$596,127,000	$756,242,000

Net Income Available for Common Stock	$16,669,000	$95,211,000

Earnings Per Common Share:
Basic	$0.20	$1.14
Diluted	$0.20	$1.12

Weighted Average Common Shares:
Used in Basic Calculation	84,317,508	83,856,120
Used in Diluted Calculation	85,133,142	84,837,123

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,120,036,000	$1,306,314,000

Net Income Available for Common Stock	$101,409,000	$177,463,000

Earnings Per Common Share:
Basic	$1.20	$2.12
Diluted	$1.19	$2.09

Weighted Average Common Shares:
Used in Basic Calculation	84,262,471	83,781,085
Used in Diluted Calculation	85,175,961	84,787,610

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,926,803,000	$2,085,185,000

Net Income Available for Common Stock	$223,360,000	$283,800,000

Earnings Per Common Share:
Basic	$2.65	$3.39
Diluted	$2.62	$3.35

Weighted Average Common Shares:
Used in Basic Calculation	84,170,033	83,687,056
Used in Diluted Calculation	85,102,075	84,601,418